Exhibit 5.3

[BLANK ROME LLP LETTERHEAD]

Phone:	215-569-5500

Fax:	215-569-5555

Email:	www.blankrome.com

July 2, 2010

Graham Packaging Company, L.P.

GPC Capital Corp. I

2401 Pleasant Valley Road

York, PA 17402

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to Graham Packaging Holdings Company, a Pennsylvania limited partnership (“Holdings”) and each of the subsidiary guarantors formed under the laws of the Commonwealth of Pennsylvania set forth on Exhibit A attached hereto (together with Holdings, the “Pennsylvania Guarantors”) in connection with the issuance by the Pennsylvania Guarantors of guarantees (the “Guarantees”) relating to the issuance by Graham Packaging Company, L.P. and GPC Capital Corp. I (collectively, the “Company Issuers”) of $253,378,000 aggregate principal amount of the Company Issuers’ 8 1/4% Senior Notes due 2017 (the “Exchange Notes”) in exchange for all of their outstanding unregistered 8 1/4% Senior Notes due 2017. The Exchange Notes will be issued under an indenture dated as of November 24, 2009 (the “Indenture”), among the Company Issuers, the Guarantors, and The Bank of New York Mellon , as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement, dated November 18, 2009 (the “Purchase Agreement”), among the Company Issuers, the Pennsylvania Guarantors, certain other subsidiaries of the Company and the purchasers listed therein.

In rendering the opinions herein, we have examined only (i) copies, as executed or issued, as the case may be (received by facsimile), of (A) the Registration Statement on Form S-4 relating to the issuance of the Exchange Notes (the “Registration Statement”); (B) the Indenture; and (C) the Guarantees whose terms are set forth in the Indenture (the Indenture and Guarantees are collectively referred to herein as the “Notes Agreements”); and (ii) originals or photostatic or certified copies of the records, certificates of public officials, certificates of officers of each of the Pennsylvania Guarantors, public records and other documents set forth on Exhibit B attached hereto.

We have assumed and relied upon, as to matters of fact and mixed questions of law and fact, the truth, accuracy and completeness of all factual matters set forth in the certificates listed on Exhibit B, and the representations and warranties of all parties made pursuant to or in connection with the Notes Agreements, or any thereof. We also have assumed the authenticity of the certificates of government officials referenced on Exhibit B. With your permission, our opinion in paragraph 1 as to the valid existence and subsistence of each of the Pennsylvania Guarantors (other than Graham Packaging France Partners (the “General

Graham Packaging Company, L.P.

GPC Capital Corp. I

July 2, 2010

Partnership”)) under Pennsylvania law is based solely on the subsistence certificate of such Pennsylvania Guarantor identified on Exhibit B, a copy of which has been delivered to you, and is limited to the date of such certificate and the meaning ascribed to such certificate by the Commonwealth of Pennsylvania, and our opinion in paragraph 1 as to the valid existence and subsistence of the General Partnership under Pennsylvania law is based solely on the Secretary’s Certificate of the General Partnership identified on Exhibit B and is limited to the date of such certificate. Our opinions in paragraphs 4(ii) and 5 are based solely on a review of those state-level Pennsylvania statutes and regulations which, in our experience, are normally applicable to notes offerings, generally.

As Pennsylvania counsel to the Pennsylvania Guarantors for purposes of the execution and delivery (or issuance, as the case may be) of the Notes Agreements, our services are limited to specific matters referred to us by them. Consequently, we do not have knowledge of many transactions in which any of the Pennsylvania Guarantors has engaged or its day-to-day operations and activities.

Whenever our opinions in this letter, with respect to the existence or absence of facts, are based on our knowledge, it is intended to signify that during the course of our representation of the Pennsylvania Guarantors in connection with the Notes Agreements, including our review of the documents as described in this letter above, no information has come to the attention of those attorneys in this law firm who have actively participated in the preparation of this letter which has given them actual knowledge of the existence of any facts to the contrary. However, except for the document review specifically set forth in this letter above, we have not undertaken any independent investigation to determine the existence or absence of any facts material to our opinions herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of any of the Pennsylvania Guarantors. In addition, except as specifically described in this letter, we have not made an independent search of the books and records of any entity, or the public records of any jurisdiction. Our opinion in paragraph 5 relates only to consents, approvals and filings that, in our experience, are generally applicable to transactions of the kind contemplated by the Notes Agreements.

Our opinions in the numbered paragraphs below are qualified in all respects by the scope of our document examination described above.

Graham Packaging Company, L.P.

GPC Capital Corp. I

July 2, 2010

In connection with this opinion letter, we have, with your consent, and without any independent investigation, assumed that:

(a) Each of the Notes Agreements has been duly executed and delivered (or issued, as the case may be) by all parties thereto other than the Pennsylvania Guarantors who are party thereto. The execution, delivery (or issuance, as the case may be) and performance of the Notes Agreements by all parties thereto other than the Pennsylvania Guarantors who are party thereto have been duly authorized by all requisite action, and each Notes Agreement is a valid and binding obligation of each party thereto (including each Pennsylvania Guarantor that is a party thereto), and is enforceable against each such party in accordance with its terms.

(b) The execution, delivery (or issuance, as the case may be) and performance of the Notes Agreements by each party thereto and the consummation by such party of the transactions contemplated thereby do not and will not conflict with or violate and will not cause or result in a violation or breach of: (i) the charter documents of such party, (ii) any law, statute, regulation or rule of any kind by which such party is bound or to which it is subject, (iii) any injunction, judgment, order, decree, ruling, charge or other restriction of a governmental agency (a “Governmental Authority”) by which such party is bound or to which it is subject, or (iv) any contracts, instruments, agreements, injunctions, orders or decrees by which such party is bound or to which it is subject; provided, however, that we have not assumed the matters set forth in our opinion in paragraph 4 below with respect to any Pennsylvania Guarantor.

(c) All factual matters contained in the Notes Agreements are true and correct and are not inconsistent with the opinions set forth in this letter.

(d) All signatures on all documents submitted to us for examination are genuine.

(e) All documents submitted to us as originals are authentic and all documents submitted to us as copies (certified or photocopies) conform to the original.

(f) All public records reviewed by us are accurate and complete.

(g) All natural persons who are parties to any of the Notes Agreements have the legal capacity to execute, deliver and perform same.

(h) Each party to the Notes Agreements is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except that we have not assumed the matters set forth in our opinion in paragraph 1 below with respect to any Pennsylvania Guarantor).

(i) The Company Issuers are engaged solely in the businesses described in the Registration Statement on Form S-1 relating to the Exchange Notes, and the Pennsylvania Guarantors are engaged solely in the businesses permitted by their respective partnership agreements.

Graham Packaging Company, L.P.

GPC Capital Corp. I

July 2, 2010

(j) The Exchange Notes have been duly executed, authenticated, issued and delivered and constitute the valid and binding obligation of the Company Issuers enforceable against them in accordance with their terms.

The opinions herein are limited to the laws of the Commonwealth of Pennsylvania, and we have made no investigation of the laws of any other jurisdiction (including the laws of the United States) and express no opinion as to the laws of any such other jurisdiction within or outside the United States. In rendering the opinions in this letter, we have assumed compliance with all such other laws.

Based solely upon and subject to the qualifications, assumptions, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:

1. Each Pennsylvania Guarantor is a limited partnership or general partnership, as applicable, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania.

2. Each Pennsylvania Guarantor has the requisite partnership power and authority to enter into, execute and deliver (or issue as the case may be) each of the Notes Agreements.

3. Each Pennsylvania Guarantor’s execution and delivery (or issuance as the case may be) of the Notes Agreements have been duly authorized by all necessary partnership action on the part of such Pennsylvania Guarantor, and the Notes Agreements have been duly executed and delivered (or issued as the case may be) by such Pennsylvania Guarantor.

4. Except as disclosed in the Notes Agreements or any of the schedules or exhibits thereto, the execution and delivery (or issuance as the case may be) by the Pennsylvania Guarantors of the Notes Agreements do not (i) violate any Pennsylvania Guarantor’s partnership agreement or, if applicable, certificate of limited partnership; or (ii) violate any statute or regulation of the Commonwealth of Pennsylvania.

5. Except as disclosed in the Notes Agreements or any of the schedules or exhibits thereto, to our knowledge, the execution and delivery (or issuance as the case may be) by each Pennsylvania Guarantor of the Notes Agreements do not require on or prior to the date hereof the approval, authorization, order, registration, qualification or consent of, or filing with, any Pennsylvania state-level Governmental Authority.

Graham Packaging Company, L.P.

GPC Capital Corp. I

July 2, 2010

Anything in this letter to the contrary notwithstanding, we express no opinion whatsoever regarding the following:

(i) the validity, binding nature or enforceability of any of the Notes Agreements or any of their respective provisions;

(ii) the existence, condition or state of title of, or rights in, any property purported to be owned or held by any of the Pennsylvania Guarantors;

(iii) the truth, accuracy or completeness of any representation or warranty made by any Pennsylvania Guarantor in any Notes Agreement or any other agreement, document or instrument reviewed by us in connection with this letter or the ability of any Pennsylvania Guarantor to perform any covenant or undertaking in any of the Notes Agreements to which it is a party;

(iv) the compliance of any Pennsylvania Guarantor or the transactions contemplated by the Notes Agreements with environmental laws or zoning, subdivision, land use, building or any other local laws, codes, regulations, ordinances or similar requirements; or

(v) the compliance of any Pennsylvania Guarantor or the transactions contemplated by the Notes Agreements with: (a) any law of any county, town, municipality or other political subdivision of the Commonwealth of Pennsylvania below the state level; (b) any law or regulation concerning taxation, labor, employee benefits, health and safety, health care, patents, trademarks or copyrights; or (c) any law or regulation concerning securities, blue sky, antitrust or unfair competition.

The opinions expressed herein have been issued to you solely in connection with the issuance of the Exchange Notes and related guarantees and may not be utilized or relied upon for any other purpose. The opinions expressed herein are strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.

We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder. We hereby authorize Simpson Thacher & Bartlett LLP to rely on this Opinion in rendering its opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Graham Packaging Company, L.P.

GPC Capital Corp. I

July 2, 2010

The opinions expressed herein are issued as of the date of this letter, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may occur hereafter.

Very truly yours,

/s/ Blank Rome LLP

Graham Packaging Company, L.P.

GPC Capital Corp. I

July 2, 2010

Exhibit A

1.	Graham Packaging Poland, L.P.

2.	Graham Recycling Company, L.P.

3.	Graham Packaging France Partners

Exhibit B

1.	The Subsistence Certificate of Graham Packaging Holdings Company issued by the Secretary of the Commonwealth of Pennsylvania on June 28, 2010.

2.	The Subsistence Certificate of Graham Packaging Poland, L.P. issued by the Secretary of the Commonwealth of Pennsylvania on June 28, 2010.

3.	The Subsistence Certificate of Graham Recycling Company, L.P. issued by the Secretary of the Commonwealth of Pennsylvania on June 28, 2010.

4.	The resolutions approved by the managing general partner of Graham Packaging Holdings Company on November 24, 2009.

5.	The resolutions approved by the general partner of Graham Packaging Poland, L.P. on November 24, 2009.

6.	The resolutions approved by the general partner of Graham Recycling Company, L.P. on November 24, 2009.

7.	The resolutions approved by its managing partner, on behalf of Graham Packaging France Partners, on November 24, 2009.

8.	The Amended and Restated Certificate of Limited Partnership of Graham Packaging Holdings Company, filed on August 12, 2003, as certified by the Secretary of the Commonwealth of Pennsylvania on June 22, 2010.

9.	The Amended and Restated Certificate of Limited Partnership of Graham Packaging Poland, L.P. (as amended), as certified by the Secretary of the Commonwealth of Pennsylvania on June 22, 2010.

10.	The Amended and Restated Certificate of Limited Partnership of Graham Recycling Company, L.P., as certified by the Secretary of the Commonwealth of Pennsylvania on June 22, 2010.

11.	The Secretary’s Certificate dated November 24, 2009 signed by the Secretary of Graham Packaging Holdings Company, and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Agreements, the certificate of limited partnership, the agreement of limited partnership, and incumbency of certain officers executing the Notes Agreements.

12.	The Secretary’s Certificate dated November 24, 2009 signed by the Secretary of Graham Packaging Poland, L.P., and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Agreements, the certificate of limited partnership, the agreement of limited partnership, and incumbency of certain officers executing the Notes Agreements.

13.	The Secretary’s Certificate dated November 24, 2009 signed by the Secretary of Graham Recycling Company, L.P., and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Agreements, the certificate of limited partnership, the agreement of limited partnership, and incumbency of certain officers executing the Notes Agreements.

14.	The Secretary’s Certificate dated November 24, 2009 signed by the Secretary of Graham Packaging France Partners, and certifying as to, among other things, its valid existence, subsistence, the resolutions authorizing the transactions under the Notes Agreements, the partnership agreement, and incumbency of certain officers executing the Notes Agreements.

15.	The Secretary’s Certificate dated as of the date hereof signed by the Secretary of Graham Packaging Holdings Company, and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Agreements, the certificate of limited partnership, the agreement of limited partnership, incumbency of certain officers executing the Notes Agreements and other matters.

16.	The Secretary’s Certificate dated as of the date hereof signed by the Secretary of Graham Packaging Poland, L.P., and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Agreements, the certificate of limited partnership, the agreement of limited partnership, incumbency of certain officers executing the Notes Agreements and other matters.

17.	The Secretary’s Certificate dated as of the date hereof signed by the Secretary of Graham Recycling Company, L.P., and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Agreements, the certificate of limited partnership, the agreement of limited partnership, incumbency of certain officers executing the Notes Agreements and other matters.

18.	The Secretary’s Certificate dated as of the date hereof signed by the Secretary of Graham Packaging France Partners, and certifying as to, among other things, its valid existence, subsistence, the resolutions authorizing the transactions under the Notes Agreements, the partnership agreement, incumbency of certain officers executing the Notes Agreements and other matters.